The Ensign Group Reports Fourth Quarter and Fiscal Year 2020 Results

Conference Call and Webcast scheduled for tomorrow, February 4, 2021 at 10:00 am PT
SAN JUAN CAPISTRANO, California – February 3, 2021 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which invest in and provide skilled nursing services, senior living services, rehabilitative care services and other healthcare services, announced record operating results for the fourth quarter of 2020, reporting GAAP diluted earnings per share of $0.82 and $3.06 for the quarter and year ended December 31, 2020, respectively, and a record adjusted earnings per share(2) of $0.80 and $3.13 for the quarter and the year, respectively.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.82, representing an increase of 67.3% over the prior year quarter. Adjusted diluted earnings per share for the quarter was $0.80, an increase of 33.3%(1)(2) over the prior year quarter.

▪GAAP diluted earnings per share for the year was $3.06, representing an increase of 86.6%(1) over the prior year, and adjusted diluted earnings per share for the year was $3.13 (2), an increase of 75.8% over the prior year.

▪Consolidated GAAP and adjusted revenues for the year were $2.4 billion, an increase of over 18.0% (1)(2) over the prior year.

▪Total transitioning and skilled services revenue was $2.3 billion for the year, an increase of 18.3% over the prior year, and transitioning and skilled services revenue was $603 million for the quarter, an increase of 13.8% over the prior year quarter and 5.7% sequentially over the third quarter.

▪Same store skilled revenue improved by 14.7% with an increase in Medicare days of 22.1%, both over the prior year, and same store skilled revenue increased by 18.7% with an increase in Medicare days of 37.7%, both over the prior year quarter.

▪Transitioning skilled revenue improved by 24.4% over the prior year with an increase in transitioning managed care revenue of 21.1% and Medicare revenue of 25.8% both over the prior year.

▪Real estate segment income(3) was $31.3 million for the year, an increase of 79.2% from prior year, and $8.7 million for the quarter, an increase of 73.5% from the prior year quarter. FFO was $49.5 million for the year, an increase of 51.6% from prior year, and $13.3 million, an increase of 42.5% from the prior year quarter.

▪GAAP net income was $170.5 million for the year, an increase of 85.9%(1) over the prior year, and $46.3 million for the quarter, an increase of 69.1% over the prior year quarter.

▪Adjusted net income for the year was 174.6 million, an increase of 74.8%(1) over the prior year, and $44.9 million for the quarter, an increase of 33.9% (2) over the prior year quarter.

(1) Represents GAAP continued operations which excludes operating results for the October 1, 2019 spin-out of The Pennant Group, Inc. in accordance with discontinued operation guidance in GAAP.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Information". All Non-GAAP financial results exclude operating results for the spun-out The Pennant Group, Inc. in accordance with discontinued operation guidance.
(3) Our Transitional and Skilled Services and Real Estate Segments are defined and outlined in Note 7 on Form 10-K.

Operating Results

“In spite of the continued challenges brought on as the result of the ongoing global pandemic, we are very happy to report another record quarter as we achieved our highest adjusted earnings per share in our history,” said Ensign’s Chief Executive Officer Barry Port. “Since the beginning of this unprecedented pandemic, our local teams have shown incredible strength and consistency while doing everything in their power to care for their patients, residents and the healthcare community they serve. Rather than hunkering down and waiting for the storm to pass, they have rolled up their sleeves and worked tirelessly to find ways to make clinical and operational adjustments that are tailored to meet the needs of their existing and potential patients in their local market. As they have done so, the medical community and the patient’s families have entrusted them to care for patients with increasingly complex clinical needs.”

Port noted that as evidence of the medical communities’ confidence in their local operations’ clinical capabilities, the Company saw a marked improvement in patient volumes, especially with high acuity and skilled patients with a 7.2% and 10.8% increase in Medicare census and a 6.2% and 5.7% in managed care census, sequentially from second quarter to third quarter and third quarter to the fourth quarter for same store and transitioning portfolio, respectively. "This improvement in our admissions trends not only gives us great confidence that we can continue to perform well as the pandemic stubbornly persists in many of our largest markets, but it also gives us confidence that we are in an excellent position to see occupancies normalize to pre-pandemic levels even while the pandemic continues to impact us and our patients. Because we have been working arm in arm with our hospital and managed care partners during this pandemic to care for both COVID-19 positive and negative patients with complex medical needs, our operations have solidified the critical role they play in the post-acute care continuum as an essential and cost-effective setting for highly complex patients,” he added.

Ensign also emphasized that the results for the quarter and the year do not include any benefit related to CARES Act Provider Relief Funds and reminded investors that the Company has returned all of the relief funds it received from the Government, which included approximately $109 million in provider grants in July, $33 million in the fourth quarter and $5 million in January. The Company also noted that the strong results in the quarter came from continued improvements in skilled mix across the portfolio, improved admissions trends, availability of more frequent and broader COVID testing, increased managed care revenues, cost saving initiatives, improved cash collections, sequestration suspension and improved Medicaid funding in certain states. Port added, “During this latest and most significant surge in COVID-19 positivity rates we’ve seen to date, especially in Texas, Arizona and California, we saw an increase in skilled mix. However, unlike in prior quarters where COVID surges were accompanied by occupancy declines, during the fourth quarter we saw occupancies remain flat. While we have ground to make up to get back to pre-COVID occupancies, the increase in our skilled mix has more than made up for the temporary decline in occupancy.”

Management also reaffirmed its guidance for 2021, with annual earnings per share guidance of $3.44 to $3.56 per diluted share and annual revenue guidance of $2.62 billion to $2.69 billion. The midpoint of this 2021 guidance represents an increase of approximately 14% over the midpoint of Ensign’s 2020 guidance, which it increased twice during 2020. “We remain confident that we can achieve this guidance as we begin to see the positive impact of the vaccination efforts and begin to realize the enormous upside in our newly acquired operations, coupled with the opportunistic acquisitions on the horizon. But more importantly, we believe, when this pandemic is behind us, that our operations are primed to rebuild occupancies and to continue to gain additional market share as a result of the deepened relationships with acute care providers and other healthcare partners,” Port said.

Chief Financial Officer, Suzanne Snapper, reported that the company’s liquidity remains strong with approximately $236.6 million of cash on hand and $340 million of available capacity under its line-of-credit facility, which also has a built-in expansion option, both as of December 31, 2020. She also indicated that the company received approximately $105.0 million of Medicare advance payments from the Centers for Medicare and Medicaid Services (CMS) and approximately $147.0 million of the Provider Relief Funds, including the amount received in January. To date, all of the Provider Relief Funds have been returned to the government. She also noted that the company also has 94 owned assets, 74 of which are unlevered and add additional liquidity. Ms. Snapper also indicated that the Company retained $102.0 million under the Medicare Accelerated and Advance Payment Program and the Company has elected to return these funds by the second quarter.

Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.8 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, acquisitions closed in the first half of 2021 and recovery of the COVID-19 pandemic. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, FFO for our real estate segment as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Chad Keetch, Ensign’s Chief Investment Officer, said, “We are pleased to announce that we are making progress in our effort to demonstrate, and ultimately unlock, the growing value in our owned real estate. As a first step, starting in the fourth quarter of 2020, we began reporting the results of our real estate portfolio as a new segment. This new real estate segment is comprised of properties owned by us and leased to affiliated skilled nursing and senior living operations and 31 senior living operations that are leased to The Pennant Group, Inc.” He noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $61.3 million, of which $46.1 million was derived from Ensign affiliated operations. Also, for 2020 Ensign reported $49.5 million in FFO, which represents an increase of 51.6% over the prior year of $32.7 million. “Our goal in separating this real estate business from our operations is to demonstrate the enormous inherent value that these real estate assets have and will have over time. We hope that this extra disclosure will be helpful to our current and prospective investors as they evaluate this growing part of our business,” Keetch added.

During the quarter, the company paid a quarterly cash dividend of $0.0525 per share of Ensign common stock. “We are pleased to announce our eighteenth consecutive annual dividend increase, which reflects our strong balance sheet and continued commitment to return value to our shareholders,” Keetch said. He noted that the company’s liquidity remains strong and that there are no current plans to suspend future dividends.

Also during the quarter and since, Ensign’s affiliates acquired the following skilled nursing operations:

▪The Medical Lodge of Amarillo, an 82-bed skilled nursing facility, located in Amarillo, TX;

▪Hays Nursing and Rehabilitation Center, a 116-bed skilled nursing facility, located in San Marcos, TX;

▪Golden Hill Post Acute, a 99-bed skilled nursing facility located in San Diego, CA;

▪St. Catherine Healthcare, a 99-bed skilled nursing facility located in Fullerton, CA;

▪Camino Healthcare, a 99-bed skilled nursing facility located in Hawthorne, CA; and

▪San Pedro Manor, a 150-bed skilled nursing facility located in San Antonio, TX.

“Our ability to continue to grow in the midst of a pandemic is a true testament to our local team of clinical and operational leadership and their experience, planning and preparation. We have full confidence in our team’s ability to successfully transition these operations,” Keetch said. “We are very excited about each of these hand-picked opportunities. Given the uniqueness of transitioning during a pandemic and the extra time that we’ve had to prepare for each of these, we feel an extra measure of confidence that these operations are poised to contribute to our overall results very soon,” he added. Keetch also noted that the pipeline for Ensign’s typical turnaround opportunities, in addition to some exciting strategic opportunities, remains strong. “We are still being very selective and are keeping plenty of dry powder on hand for what we believe will be an attractive buyer’s market on the horizon. We look forward to growing within our existing geographical footprint and will do so as we see significant advantages to adding strength in markets we know well, including some of our newer emerging markets as they continue to mature and prepare for growth,” he added.

These additions bring Ensign's growing portfolio to 232 healthcare operations, 24 of which also include senior living operations, across thirteen states. Ensign now owns 94 real estate assets, 64 of which it operates. Keetch reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, senior living and other healthcare related businesses in new and existing markets.

Conference Call

A live webcast will be held Thursday, February 4, 2021 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, March 5, 2021.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 232 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, lab, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, many of these risks and uncertainties are currently amplified by and in the future may be amplified by, the COVID-19 outbreak. The developments with respect to the spread of COVID-19 and its impacts have been occurring so rapidly and because of the unprecedented nature of the pandemic, we are unable to predict the extent and duration of the adverse financial impact of COVID-19 on our business, financial condition and results of operations. While we are not able to estimate the full impact of the COVID-19 outbreak on our future results of operations, the pandemic could have an adverse effect on our reported results in the future. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2020	2019	2020	2019

Revenue:
Service revenue	$625,068	$556,475	$2,387,439	$2,031,266
Rental revenue	3,961	3,716	15,157	5,258
Total revenue	$629,029	$560,191	$2,402,596	$2,036,524
Expense:
Cost of services	493,823	443,382	1,865,201	1,620,628
Rent—cost of services	32,608	31,511	129,926	124,789
General and administrative expense	33,250	32,251	129,743	110,873
Depreciation and amortization	13,489	13,354	54,571	51,054
Total expenses	573,170	520,498	2,179,441	1,907,344
Income from operations	55,859	39,693	223,155	129,180
Other income (expense):
Interest expense	(1,664)	(4,149)	(9,362)	(15,662)
Interest and other income	1,183	792	3,813	2,649
Other expense, net	(481)	(3,357)	(5,549)	(13,013)
Income before provision for income taxes	55,378	36,336	217,606	116,167
Provision for income taxes	9,216	9,010	46,242	23,954
Net income from continuing operations	46,162	27,326	171,364	92,213
Net income from discontinued operations, net of tax	—	—	—	19,473
Net income	46,162	27,326	171,364	111,686
Less:
Net income/(loss) attributable to noncontrolling interests in continuing operations	(159)	(68)	886	523
Net income attributable to noncontrolling interests in discontinued operations	—	—	—	629
Net income/(loss) attributable to noncontrolling interests	(159)	(68)	886	1,152
Net income attributable to The Ensign Group, Inc.	$46,321	$27,394	$170,478	$110,534

Amounts attributable to The Ensign Group, Inc.:
Income from continuing operations attributable to The Ensign Group, Inc.	$46,321	$27,394	$170,478	$91,690
Income from discontinued operations, net of income tax	—	—	—	18,844
Net income attributable to The Ensign Group, Inc.	$46,321	$27,394	$170,478	$110,534
Net income per share attributable to The Ensign Group, Inc.:
Basic:
Continuing operations	$0.86	$0.51	$3.19	$1.72
Discontinued operations	—	—	—	0.35
Basic income per share attributable to The Ensign Group, Inc.	$0.86	$0.51	$3.19	$2.07
Diluted:
Continuing operations	$0.82	$0.49	$3.06	$1.64
Discontinued operations	—	—	—	0.33
Diluted income per share attributable to The Ensign Group, Inc.	$0.82	$0.49	$3.06	$1.97
Weighted average common shares outstanding:
Basic	53,835	53,397	53,434	53,452
Diluted	56,307	55,760	55,787	55,981

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$236,562	$59,175
Accounts receivable—less allowance for doubtful accounts of $8,718 and $2,472 at December 31, 2020 and 2019, respectively	305,062	308,985
Investments—current	13,449	17,754
Prepaid income taxes	1,224	739
Prepaid expenses and other current assets	26,659	24,428
Total current assets	582,956	411,081
Property and equipment, net	778,244	767,565
Right-of-use assets	1,025,510	1,046,901
Insurance subsidiary deposits and investments	32,105	30,571
Escrow deposits	100	14,050
Deferred tax assets	32,424	4,615
Restricted and other assets	33,155	26,207
Intangible assets, net	2,899	3,382
Goodwill	54,469	54,469
Other indefinite-lived intangibles	3,716	3,068
Total assets	$2,545,578	$2,361,909
Liabilities and equity
Current liabilities:
Accounts payable	$50,901	$44,973
Accrued wages and related liabilities	236,614	151,009
Lease liabilities—current	48,187	44,964
Accrued self-insurance liabilities—current	34,396	29,252
Advance payment liabilities	102,023	—
Other accrued liabilities	87,318	70,273
Current maturities of long-term debt	2,960	2,702
Total current liabilities	562,399	343,173
Long-term debt—less current maturities	112,544	325,217
Long-term lease liabilities—less current portion	950,320	973,983
Accrued self-insurance liabilities—less current portion	62,402	58,114
Other long-term liabilities	39,686	5,278
Total equity	818,227	656,144
Total liabilities and equity	$2,545,578	$2,361,909

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2020	2019

	(In thousands)
Net cash provided by/(used in):
Continuing operating activities	$373,351	$168,927
Continuing investing activities	(58,666)	(224,030)
Continuing financing activities	(137,298)	83,278
Net decrease in cash and cash equivalents from discontinued operations	—	(83)
Net increase in cash and cash equivalents	177,387	28,092
Cash and cash equivalents beginning of period	59,175	31,083
Cash and cash equivalents at end of period	$236,562	$59,175

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income from continuing operations	$46,321	$27,394	$170,478	$91,690
Net income from discontinued operations, net of tax	—	—	—	18,844
Net income attributable to The Ensign Group, Inc.	$46,321	$27,394	$170,478	$110,534

Non-GAAP adjustments
Stock-based compensation expense(a)	3,588	3,107	14,524	11,322
Results related to operations not at full capacity(b)	647	1,311	1,499	3,505
Acquisition related costs(c)	—	132	104	277
Depreciation and amortization - patient base(d)	19	260	259	521
General and administrative - Spin-Off transaction costs(e)	—	464	—	464
COS - gain on sale of fixed assets, net of impairment charges(f)	—	1,732	—	329
COS - impairment of goodwill and intangibles(g)	—	941	—	941
Interest expense - write off of deferred financing fees(h)	—	329	—	329
Provision for income taxes on Non-GAAP adjustments(i)	(5,693)	(2,141)	(12,256)	(9,509)
Non-GAAP income from continuing operations	$44,882	$33,529	$174,608	$99,869
Non-GAAP income from discontinued operations(j)	—	—	—	25,688
Non-GAAP net income	$44,882	$33,529	$174,608	$125,557

Average number of diluted shares outstanding	56,307	55,760	55,787	55,981

Diluted Earnings Per Share As Reported
Continuing operations	$0.82	$0.49	$3.06	$1.64
Discontinued operations	—	—	—	0.33
Diluted income per share attributable to The Ensign Group, Inc.	$0.82	$0.49	$3.06	$1.97

Adjusted Diluted Earnings Per Share
Continuing operations	$0.80	$0.60	$3.13	$1.78
Discontinued operations	—	—	—	0.46
Diluted income per share attributable to The Ensign Group, Inc.	$0.80	$0.60	$3.13	$2.24

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of services	$2,277	$2,001	$9,686	$7,036
General and administrative	1,311	1,106	4,838	4,286
Total Non-GAAP adjustment	$3,588	$3,107	$14,524	$11,322

(b) Represents results to operations not at full capacity
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$(1,020)	$(4,212)	$(3,161)	$(8,609)
Cost of services	1,583	4,708	4,344	10,289
Rent	28	443	100	921
Depreciation and amortization	56	372	216	904
Total Non-GAAP adjustment	$647	$1,311	$1,499	$3,505

(c) Represents costs incurred to acquire an operation which are not capitalizable.

(d) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

(e) Included in general and administrative expense are costs incurred in connection with the Completed Spin-Off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company subsequent to the Spin-off date. Expenses incurred prior to Spin-Off date are included in discontinued operations as an adjustment.

(f) Impairment charges to fixed assets includes impairment charges of $1.7 million at one of our skilled nursing operations during the three months ended December 31, 2019. Additionally, included in the year ended December 31, 2019, impairment charges of $1.5 million at two of our senior living operations and at the skilled nursing operation mentioned, offset by the gain recognized for the sale of real estate of $2.9 million.

(g) Impairment charges to goodwill and intangible assets at our other ancillary operations and a skilled nursing operation.
(h) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(i) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three months and years ended December 31, 2020 and 2019.
(j) Represents results of the home health, hospice and senior living operations we transferred to the Pennant Group, Inc. as a result of the Spin-Off.
			Year Ended December 31,
			2019
Revenue			$248,713
Cost of services			(185,963)
General and administrative expenses			(8,037)
Rent			(17,283)
Depreciation and amortization			(2,367)
Interest income, net			26
Provision for income taxes			(8,772)
Non-controlling interest			(629)
Non-GAAP net income from discontinued operations			$25,688

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Consolidated Statements of Income Data:
Net income attributable to The Ensign Group, Inc.	$46,162	$27,326	$171,364	$111,686
Less: net income attributable to noncontrolling interests in continuing operations	(159)	(68)	886	523
Less: net income from discontinued operations	—	—	—	19,473
Add: Interest expense, net	481	3,357	5,549	13,013
Provision for income taxes	9,216	9,010	46,242	23,954
Depreciation and amortization	13,489	13,354	54,571	51,054
EBITDA from continuing operations	69,507	53,115	276,840	179,711
EBITDA from discontinued operations(e)	—	—	—	26,883
EBITDA	$69,507	$53,115	$276,840	$206,594
Adjustments to EBITDA:
Stock-based compensation expense	3,588	3,107	14,524	11,322
Results related to operations not at full capacity(a)	563	496	1,183	1,680
Acquisition related costs(b)	—	132	104	277
Impairment of goodwill and intangible assets	—	941	—	941
Spin-Off transaction costs(c)	—	464	—	464
Impairment charges to fixed assets, net of gain on sale(d)	—	1,732	—	329
Rent related to items above	28	443	100	921
Adjusted EBITDA from continuing operations	73,686	60,430	292,751	195,645
Adjusted EBITDA from discontinued operations(e)	—	—	—	36,801
Adjusted EBITDA	$73,686	$60,430	$292,751	$232,446
Rent—cost of services	32,608	31,511	129,926	124,789
Less: rent related to items above	(28)	(443)	(100)	(921)
Adjusted rent from continuing operations	32,580	31,068	129,826	123,868
Adjusted rent included in discontinued operations	—	—	—	17,283
Adjusted EBITDAR from continuing operations	$106,266		$422,577

(a)    Represents results at closed operations and operations not at full capacity.
(b)    Costs incurred to acquire operations which are not capitalizable.
(c)    Costs incurred in connection with the completed Spin-Off transaction of The Pennant Group, Inc. Transaction costs incurred prior to Spin-Off date are included in discontinued operations as an adjustment.
(d)    Impairment charges to fixed assets includes impairment charges of $1.7 million at one of our skilled nursing operations during the three months ended December 31, 2019. Additionally, included in the year ended December 31, 2019, impairment charges of $1.5 million at two of our senior living operations and at the skilled nursing operation mentioned, offset by the gain recognized for the sale of real estate of $2.9 million.

(e)    All adjustments included in the table below are presented within net income from discontinued operations, net of tax within the consolidated statements of income for the periods presented.

Year Ended December 31, 2019
Consolidated Statements of Income Data:
Net income from discontinued operations, net of tax	$19,473
Less: net income attributable to noncontrolling interests in discontinued operations	629
Add: Interest and other income, net	(26)
Provision for income taxes	5,663
Depreciation and amortization	2,402
EBITDA from discontinued operations	$26,883

Results related to closed operations
Losses related to operations in the start-up phase	377
Stock-based compensation expense	1,018
Spin-Off transaction costs	7,909
Acquisition related costs	603
Rent related to items above	11
Adjusted EBITDA from discontinued operations	$36,801

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$602,919	$529,901	$73,018	13.8%
Number of facilities at period end	195	190	5	2.6%
Number of campuses at period end*	24	23	1	4.3%
Actual patient days	1,502,237	1,591,163	(88,926)	(5.6)%
Occupancy percentage — Operational beds	70.7%	79.1%		(8.4)%
Skilled mix by nursing days	35.2%	28.7%		6.5%
Skilled mix by nursing revenue	56.8%	49.2%		7.6%

	Three Months Ended December 31,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$467,823	$433,801	$34,022	7.8%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	1,141,809	1,274,588	(132,779)	(10.4)%
Occupancy percentage — Operational beds	71.5%	79.9%		(8.4)%
Skilled mix by nursing days	37.2%	30.3%		6.9%
Skilled mix by nursing revenue	59.0%	51.4%		7.6%

	Three Months Ended December 31,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$54,056	$49,740	$4,316	8.7%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	145,358	158,458	(13,100)	(8.3)%
Occupancy percentage — Operational beds	73.2%	80.8%		(7.6)%
Skilled mix by nursing days	29.2%	23.3%		5.9%
Skilled mix by nursing revenue	47.2%	39.4%		7.8%

	Three Months Ended December 31,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$81,040	$45,484	$35,556	NM
Number of facilities at period end	27	22	5	NM
Number of campuses at period end*	5	4	1	NM
Actual patient days	215,070	155,315	59,755	NM
Occupancy percentage — Operational beds	65.7%	72.4%		NM
Skilled mix by nursing days	28.7%	20.7%		NM
Skilled mix by nursing revenue	50.8%	39.3%		NM

	Three Months Ended December 31,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$876	$(876)	NM
Actual patient days	—	2,802	(2,802)	NM
Occupancy percentage — Operational beds	—%	60.7%		NM
Skilled mix by nursing days	—%	13.7%		NM
Skilled mix by nursing revenue	—%	27.8%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the three months ended December 31, 2019, which were excluded from Same Facilities results for the three months ended December 31, 2019 and 2020 for comparison purposes.

	Year Ended December 31,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$2,288,182	$1,934,243	$353,939	18.3%
Number of facilities at period end	195	190	5	2.6%
Number of campuses at period end*	24	23	1	4.3%
Actual patient days	6,171,198	5,987,027	184,171	3.1%
Occupancy percentage — Operational beds	73.5%	79.2%		(5.7)%
Skilled mix by nursing days	31.7%	29.0%		2.7%
Skilled mix by nursing revenue	53.1%	48.8%		4.3%

	Year Ended December 31,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$1,787,138	$1,650,515	$136,623	8.3%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	4,711,983	5,036,697	(324,714)	(6.4)%
Occupancy percentage — Operational beds	74.1%	79.7%		(5.6)%
Skilled mix by nursing days	33.6%	30.4%		3.2%
Skilled mix by nursing revenue	55.4%	50.7%		4.7%

	Year Ended December 31,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$208,657	$185,895	$22,762	12.2%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	602,072	617,091	(15,019)	(2.4)%
Occupancy percentage — Operational beds	76.8%	79.5%		(2.7)%
Skilled mix by nursing days	25.9%	22.2%		3.7%
Skilled mix by nursing revenue	43.1%	37.6%		5.5%

	Year Ended December 31,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$292,387	$88,818	$203,569	NM
Number of facilities at period end	27	22	5	NM
Number of campuses at period end*	5	4	1	NM
Actual patient days	857,143	303,700	553,443	NM
Occupancy percentage — Operational beds	68.5%	72.0%		NM
Skilled mix by nursing days	25.0%	21.4%		NM
Skilled mix by nursing revenue	46.3%	39.3%		NM

	Year Ended December 31,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$9,015	$(9,015)	NM
Actual patient days	—	29,539	(29,539)	NM
Occupancy percentage — Operational beds	—%	65.2%		NM
Skilled mix by nursing days	—%	17.0%		NM
Skilled mix by nursing revenue	—%	36.6%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the year ended December 31, 2019, which were excluded from Same Facilities results for the year ended December 31, 2019 and 2020 for comparison purposes.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$673.77	$651.37	$601.49	$574.20	$664.79	$628.97	$666.72	$642.11
Managed care	514.34	476.47	485.38	434.64	499.86	438.81	510.11	470.83
Other skilled	532.73	510.21	496.68	473.14	357.39	329.13	522.60	501.46
Total skilled revenue	598.47	553.46	547.28	507.60	595.71	532.74	594.04	548.33
Medicaid	249.12	230.76	256.61	239.14	235.05	216.82	247.65	230.12
Private and other payors	230.99	217.07	231.68	225.61	220.54	204.02	229.51	216.97
Total skilled nursing revenue	$377.25	$327.02	$338.07	$299.64	$337.19	$280.74	$367.72	$319.72
(1) These rates exclude state relief revenue we recognized and include sequestration reversal of 2%.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$669.76	$612.60	$594.20	$543.30	$649.45	$631.27	$660.78	$607.24
Managed care	495.41	461.77	470.38	427.88	478.66	433.97	491.53	458.26
Other skilled	534.00	495.83	505.73	468.21	346.56	339.08	525.51	490.93
Total skilled revenue	584.60	528.36	536.37	489.17	578.94	523.86	580.14	525.41
Medicaid	240.05	225.57	248.99	234.52	224.75	222.20	238.62	226.43
Private and other payors	232.70	225.67	236.41	222.00	215.02	208.68	230.52	223.97
Total skilled nursing revenue	$355.20	$317.87	$321.53	$289.10	$312.08	$285.23	$345.92	$313.11
(1) These rates exclude state relief revenue we recognized and include sequestration reversal of 2%.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months and years ended December 31, 2020 and 2019(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	33.8%	24.5%	27.1%	21.9%	35.8%	25.3%	33.4%	24.3%
Managed care	16.5	18.3	15.5	13.4	13.3	11.8	16.0	17.3
Other skilled	8.7	8.6	4.6	4.1	1.7	2.2	7.4	7.6
Skilled mix	59.0	51.4	47.2	39.4	50.8	39.3	56.8	49.2
Private and other payors	5.7	8.0	9.1	11.0	6.9	9.1	6.3	8.4
Medicaid	35.3	40.6	43.7	49.6	42.3	51.6	36.9	42.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
(1) The revenue mix excludes state relief revenue we recognized.

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	18.9%	12.3%	15.2%	11.4%	18.1%	11.3%	18.4%	12.1%
Managed care	12.1	12.5	10.8	9.2	8.9	7.6	11.5	11.7
Other skilled	6.2	5.5	3.2	2.7	1.7	1.8	5.3	4.9
Skilled mix	37.2	30.3	29.2	23.3	28.7	20.7	35.2	28.7
Private and other payors	9.4	12.1	13.3	14.6	10.5	12.4	10.0	12.3
Medicaid	53.4	57.6	57.5	62.1	60.8	66.9	54.8	59.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	30.1%	23.6%	24.1%	20.7%	32.6%	23.9%	29.8%	23.4%
Managed care	16.7	18.8	14.9	13.3	12.3	12.9	16.0	17.9
Other skilled	8.6	8.3	4.1	3.6	1.4	2.5	7.3	7.5
Skilled mix	55.4	50.7	43.1	37.6	46.3	39.3	53.1	48.8
Private and other payors	6.7	8.0	10.5	11.8	8.1	8.5	7.3	8.5
Medicaid	37.9	41.3	46.4	50.6	45.6	52.2	39.6	42.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
(1) The revenue mix excludes state relief revenue we recognized.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	15.9%	12.2%	13.0%	11.0%	15.7%	10.8%	15.6%	12.0%
Managed care	12.0	12.9	10.2	9.0	8.0	8.5	11.2	12.2
Other skilled	5.7	5.3	2.7	2.2	1.3	2.1	4.9	4.8
Skilled mix	33.6	30.4	25.9	22.2	25.0	21.4	31.7	29.0
Private and other payors	10.4	11.7	14.1	15.3	11.7	11.6	10.9	12.1
Medicaid	56.0	57.9	60.0	62.5	63.3	67.0	57.4	58.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

In the fourth quarter of 2020, the Company began reporting the results of its real estate portfolio as a new segment. The Company now has two reportable segments: (1) transitional and skilled services, which includes the operation of skilled nursing facilities and rehabilitation therapy services and (2) real estate, which is comprised of properties owned by the Company and leased to skilled nursing and assisted living operations where the properties are subject to triple-net long-term leases, including operations that are owned and operated by the Company. Prior to this new segment structure, the Company had one reportable segment, transitional and skilled services.

Transitional and Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the transitional and skilled services reportable segment for the periods presented:

	Year Ended December 31,
	2020	2019
Statements of Income Data:
Segment income(a)	$327,812	$225,910
Depreciation and amortization	28,585	27,837
EBITDA	356,397	253,747
Adjustments to EBITDA:
Stock-based compensation expense	9,239	6,419
Results related to operations not at full capacity(b)	—	109
Rent related to items above	—	809
Adjusted EBITDA	$365,636	$261,084

(a)    Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b)    Represents results at closed operations and operations not at full capacity.

The tables below reconcile net income to EBITDA and Adjusted EBITDA for the transitional and skilled services reportable segment for the periods presented:

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Statements of Income Data:
Segment income(a)	$80,591	$78,302	$84,747	$84,172
Depreciation and amortization	7,148	7,005	7,094	7,338
EBITDA	87,739	85,307	91,841	91,510
Adjustments to EBITDA:
Stock-based compensation expense	2,000	2,215	2,829	2,195
Adjusted EBITDA	$89,739	$87,522	$94,670	$93,705
(a)    Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b)    Represents results at closed operations and operations not at full capacity.

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Statements of Income Data:
Segment income(a)	$54,413	$51,951	$51,459	$68,087
Depreciation and amortization	6,593	6,882	6,995	7,367
EBITDA	61,006	58,833	58,454	75,454
Adjustments to EBITDA:
Stock-based compensation expense	1,385	1,573	1,566	1,895
Results related to operations not at full capacity(b)	264	25	190	(370)
Rent related to items above	76	77	245	411
Adjusted EBITDA	$62,731	$60,508	$60,455	$77,390

(a)    Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b)    Represents results at closed operations and operations not at full capacity.

Real Estate
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by our real estate segment the periods indicated:

	Year Ended December 31,
	2020	2019

Rental revenue generated from third-party tenants	$15,157	$5,258
Rental revenue generated from Ensign affiliated operations	46,118	44,610
Total rental revenue	61,275	49,868
Segment income(a)	31,323	17,479
Depreciation and amortization	18,218	15,196
FFO(b)	$49,541	$32,675

(a) Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and adding depreciation and amortization related to real estate to earnings.

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020

Rental revenue generated from third-party tenants	$3,662	$3,620	$3,914	$3,961
Rental revenue generated from Ensign affiliated operations	11,282	11,389	11,622	11,825
Total rental revenue	14,944	15,009	15,536	15,786
Segment income(a)	6,325	7,794	8,474	8,730
Depreciation and amortization	4,515	4,587	4,522	4,594
FFO(b)	$10,840	$12,381	$12,996	$13,324

(a) Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and adding depreciation and amortization related to real estate to earnings.

	Three Months Ended (c)
	3/31/2019	6/30/2019	9/30/2019	12/31/2019

Rental revenue generated from third-party tenants(c)	$576	$487	$479	$3,716
Rental revenue generated from Ensign affiliated operations(c)	10,587	11,407	12,345	10,271
Total rental revenue	11,163	11,894	12,824	13,987
Segment income(a)	3,716	4,161	4,569	5,033
Depreciation and amortization	3,422	3,545	3,912	4,317
FFO(b)	$7,138	$7,706	$8,481	$9,350

(a) Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and adding depreciation and amortization related to real estate to earnings.
(c) For all periods presented prior to October 1, 2019, Pennant rental revenue has been included within Ensign affiliated operations. Effective upon the Spin-Off , Pennant rental revenue has been included within third-party tenant rental revenue.
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods indicated:

	Three Months Ended December 31,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$227,744	36.4%	$216,729	38.9%
Medicare	207,509	33.2	144,213	25.9
Medicaid — skilled	39,220	6.3	36,567	6.6
Total Medicaid and Medicare	474,473	75.9	397,509	71.4
Managed care	95,102	15.2	92,849	16.7
Private and other(1)	55,493	8.9	66,117	11.9
Service revenue	$625,068	100.0%	$556,475	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary operations for the three months ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$900,249	37.7%	$802,952	39.5%
Medicare	727,374	30.5	499,353	24.6
Medicaid — skilled	149,846	6.3	132,889	6.5
Total Medicaid and Medicare	1,777,469	74.5	1,435,194	70.6
Managed care	367,095	15.4	351,054	17.3
Private and other(1)	242,875	10.1	245,018	12.1
Service revenue	$2,387,439	100.0%	$2,031,266	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary operations for the years ended December 31, 2020 and 2019.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) share-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes; (f) acquisition related costs; (g) impairment of goodwill and intangible assets; (h) spin-off transaction costs and (i) gain on sale of fixed assets, net of impairment charges; Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) share-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes (g) acquisition related costs; (h) impairment of goodwill and intangible assets; (i) spin-off transaction costs; and (j) gain on sale of fixed assets, net of impairment charges. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and adding depreciation and amortization related to real estate to earnings. The company believes that the presentation of EBITDA, adjusted EBITDA, FFO, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, FFO, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.